PRESS RELEASE
STELLAR BANCORP, INC. ANNOUNCES NEW SHARE REPURCHASE PROGRAM AND FEDERAL RESERVE MEMBERSHIP
HOUSTON, April 23, 2025 - (BUSINESS WIRE) – Stellar Bancorp, Inc. (the “Company”) (NYSE: STEL) today announced that its Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $65 million of the Company’s common stock through May 31, 2026 (the “2025-2026 Repurchase Program”). In May of 2024, the Company announced a share repurchase program under which the Company was authorized to repurchase up to $60 million of the Company’s common stock through May 31, 2025 (the “2024-2025 Repurchase Program”) that terminated upon approval of the 2025-2026 Repurchase Program. Prior to termination of the 2024-2025 Repurchase Program, the Company repurchased 108,900 shares at a weighted average price of $26.10 during the third quarter of 2024, 1,378,962 shares at a weighted average price per share of $27.99 during the first quarter of 2025 and 679,331 shares at a weighted average price of $25.83 per share following the end of the first quarter of 2025 through termination of the 2024-2025 Repurchase Program.

Repurchases under the 2025-2026 Repurchase Program may be made from time to time at the Company’s discretion in open market transactions, through block trades, in privately negotiated transactions, and pursuant to any trading plan that may be adopted by the Company’s management in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The 2025-2026 Repurchase Program does not obligate the Company to acquire a specific dollar amount or number of shares and may be modified, suspended or discontinued at any time.

In addition, the Company announced that Stellar Bank completed the process to become a member of the Federal Reserve System effective April 14, 2025. As a result, Stellar Bank’s primary federal regulator is now the Board of Governors of the Federal Reserve System and the Texas Department of Banking will remain Stellar Bank’s primary state regulator.

About Stellar Bancorp, Inc.
Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. The Company’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. For a list of factors that could cause actual results to differ materially from those set forth in the forward-looking statements, see the risk factors described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

ir@stellar.bank
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